Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES CHAIRMAN OF THE BOARD SUCCESSION PLAN

●	Greg Henslee to be appointed Executive Chairman of the Board
●	David O’Reilly to be appointed Executive Vice Chairman of the Board

Springfield, MO, March 26, 2021 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced succession plans for its Chairman of the Board position.  Subject to their election as directors at O’Reilly’s 2021 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 13, 2021, and effective immediately following the Annual Meeting, the Company’s Board of Directors (the “Board”) has appointed Greg Henslee to the position of Executive Chairman of the Board (“Executive Chairman”) and David O’Reilly to the position of Executive Vice Chairman of the Board (“Executive Vice Chairman”).  Mr. O’Reilly currently serves as Executive Chairman, and Mr. Henslee currently serves as Executive Vice Chairman.

“After serving for 15 distinguished years as O’Reilly’s Executive Chairman and leading the Company through incredibly profitable growth, David has communicated his desire to transition into a different role on the Company’s Board,” stated Jay Burchfield, Lead Independent Director of O’Reilly’s Board.  “During his tenure, David has provided invaluable guidance and direction to both the Company’s Board and our Executive Management Team, and we are extremely grateful for his many contributions to our success.  Our Board’s relentless focus on self-evaluation, transparency and succession planning, for both the Board and our Executive Management Team, ensures our Board continually evolves to meet the needs of our shareholders.  Our focus on continual improvement has resulted in a Board that is now more gender and ethnically diverse, has driven refreshment through the successful nomination and shareholder approval of four new and highly qualified Board members with a broad range of knowledge and skills over the last three years, has compelled fresh perspectives by rotating Board committee Chairpersons and has created enhanced shareholder disclosures and reporting with the issuance of our second annual Sustainability, Social and Governance Report.  In addition, our Board’s focus on succession planning ensures the Company is prepared well in advance of critical leadership changes.  As a direct result of these ongoing efforts, we are very pleased to announce the appointment of Greg Henslee to the position of Executive Chairman subject to his reelection to the Board at our Annual Meeting in May.  Greg has worked in the automotive aftermarket industry his entire career, accumulating a wealth of knowledge and experience, and David has done an exceptional job preparing Greg and planning for this succession.  We are confident Greg is both qualified and prepared to transition into this new leadership role for the Board and the Company.”

Mr. Burchfield continued, “David has expressed his strong desire to continue to remain highly involved in the operations of the Company and to serve on the Board, and we are very happy to announce the appointment of David to the position of Executive Vice Chairman, subject to his reelection to the Board at our Annual Meeting in May.  In this role, David will continue to provide the Board and the Executive Management Team with the benefit of his knowledge and industry experience and will be a trusted advisor to Greg as he assumes his new role.  Our Board remains committed to excellent corporate governance, diversity and inclusion, and we will continue to adapt to meet the needs of the Company and our shareholders in the future.”

David O’Reilly commented, “I am very grateful to have served as O’Reilly’s Executive Chairman and am excited to continue to be a part of our future success as Executive Vice Chairman.  I am also thrilled that Greg Henslee is well prepared and ready to succeed me as Executive Chairman.  Greg is very well respected for his expertise throughout the automotive aftermarket industry, has been an excellent executive for our Company for many years and has brought valuable skills and perspective to the Board since joining in 2017.  I am confident that Greg’s knowledge and experience make him the most qualified person to be the Executive Chairman and help lead our Company to success going forward.”

“It is an honor to be re-nominated to serve on O’Reilly’s Board and an even greater honor to transition into the role of Executive Chairman, and I am excited to take on this new challenge,” stated Greg Henslee.  “David has been an amazing mentor to me since I began working for O’Reilly, and I am very pleased that he will continue to serve on the Company’s Board as Executive Vice Chairman.  Since our founding, O’Reilly has operated using a committee-driven approach at every level of the Company, ensuring we arrive at the best possible decisions by always considering diverse opinions.  Through this same process, O’Reilly has developed an extremely well rounded and qualified Board, where each member’s skills complement one another, and I am confident that our Board is well positioned to build upon our Company’s history of long-term success.”

Mr. Henslee possesses over 37 years of experience in the automotive aftermarket industry.  He began his O’Reilly career in 1984 as a Parts Specialist in an O’Reilly store and progressed through the roles of Assistant Store Manager, District Manager, Computer Operations Manager, Director of Computer Operations and Loss Prevention, Vice President of Store Operations, Senior Vice President of Information Systems, Inventory Control, Customer Service, Computer Operations, Pricing and Loss Prevention, Co-President, Chief Executive Officer (“CEO”) and Co-President, and CEO and President.  Mr. Henslee held the position of CEO from 2005 to 2018.  During Mr. Henslee’s tenure as the Company’s CEO, the Company generated a cumulative shareholder return of 976%, compared to a 101% return for Standard and Poor’s S&P 500 Index during the same period.  In 2018, after a multi-year succession process, Mr. Henslee was appointed as Executive Vice Chairman, and his successor, Greg Johnson, transitioned into the role of O’Reilly’s CEO and Co-President.  Mr. Henslee also holds leadership positions on various automotive aftermarket industry organizations and associations.

Further information concerning the Board’s qualifications and responsibilities can be found in the Company’s Proxy statement, which was filed with the Securities and Exchange Commission today and can be accessed through the Company’s website at www.OReillyAuto.com by clicking on “Investor Relations” and then “Financials.”

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of December 31, 2020, the Company operated 5,594 stores in 47 U.S. states and 22 stores in Mexico.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the COVID-19 pandemic or other public health crises; the economy in general; inflation; consumer debt levels; product demand; the market for auto parts; competition; weather; tariffs; availability of key products; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; information security and cyber-attacks and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2020, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259